Exhibit 77Q.1 - Exhibits


HIBERNIA FUNDS
Amendment No. 11
to
DECLARATION OF TRUST
dated April 8, 1988

	Effective April 24, 2006:

	THIS Declaration of Trust is amended as follows:

	Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

	Section 1. Name.

	This Trust shall be known as Capital One Funds.

	Strike section (b) of Section 2 of Article I from the Declaration of Trust and substitute in its place the following:

	(b)  The "Trust" refers to Capital One Funds.

	Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

	Section 5.  Establishment and Designation of
Series or Class.  Without limiting
the authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and
designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

		Capital One Capital Appreciation
Fund - Class A Shares,
		Capital One Capital Appreciation
Fund - Class B Shares,
		Capital One Cash Reserve
Fund - Class A Shares,
		Capital One Cash Reserve
Fund - Class B Shares,
		Capital One Louisiana Municipal
Income Fund - Class A Shares,
		Capital One Louisiana Municipal
Income Fund - Class B Shares
		Capital One Mid Cap Equity
Fund - Class A Shares,
		Capital One Mid Cap Equity
Fund - Class B Shares,
		Capital One Total Return Bond Fund,
		Capital One U.S. Government
Income Fund; and
		Capital One U.S. Treasury
Money Market Fund.


	Strike Section 9 of Article XII from the Declaration of Trust and substitute in its place the following:

       Section 9.  Use of Name.

       The Trust acknowledges that Capital One has reserved the right to grant the non-exclusive use of the name "Capital One Funds" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or any other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name "Capital One Funds."

	The undersigned hereby certify that the
above-stated amendment is a true and correct
Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 10th day of January, 2006.

	WITNESS the due execution hereof this
18th day of April, 2006.


/s/ Joe N. Averett, Jr.		/s/ Teri G. Fontenot
Joe N. Averett, Jr.		Teri G. Fontenot


/s/ Arthur Rhew Dooley, Jr.		/s/ Ernest E. Howard III
Arthur Rhew Dooley, Jr.		Ernest E. Howard III